Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Astrata Group Incorporated on Form S-8 of our report dated June 6, 2005, appearing in the Annual Report on Form 10-KSB of Astrata Group Incorporated for the year ended February 28, 2005.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
Newport Beach, California
June 30, 2005